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                                                                     EXHIBIT 3.2


                                     BYLAWS

                FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

          Section 1.1. ANNUAL MEETING. The annual meeting of the shareholders, for the election of directors and the transaction of other business, shall be held at a time and place as the President or Chairman may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

          Section 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by a majority of the Board of Directors or by any shareholder or group of shareholders owning at least 10% of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

          Section 1.3. NOMINATIONS FOR DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder.

          Section 1.4. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

          Section 1.5. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.


                                   ARTICLE II

                                    DIRECTORS

          Section 2.1. BOARD OF DIRECTORS. The Board of Directors (hereinafter referred to as the "Board", shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all authorized corporate powers of the Association shall be vested in and may be exercised by said Board.

          Section 2.2. NUMBER. The Board of Directors shall consist of not fewer than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of the Board or the shareholders at any meeting thereof.

          Section 2.3. ORGANIZATION MEETING. The newly-elected Board shall meet for the purpose of organizing the new Board and electing and appointing such officers of the Association as may be appropriate.



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Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

          Section 2.4. REGULAR MEETINGS. The Regular Meeting of the Board shall be held, without notice, each quarter as the President or Chairman may designate and deem suitable.

          Section 2.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President of the Association, or at the request of two or more directors. Each member of the Board shall be given notice stating the time and place, of each such meeting.

          Section 2.6. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the Board.

          Section 2.7. VACANCIES. When any vacancy occurs among the directors, the remaining members of the Board may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.


                                   ARTICLE III

                             COMMITTEES OF THE BOARD

          Section 3.1. COMMITTEE. The Board may appoint, from time to time, committees of one or more persons who need not be Directors, for such purposes and with such powers as the Board may determine and subject at all times to the direction and control of the Board.

          Section 3.2. ADVISORY BOARD OF DIRECTORS. The Board may appoint persons, who need not be Directors, to serve as Advisory Directors on an Advisory Board of Directors established with respect to the affairs of either this Bank or a group of affiliated banks of which this Bank is one. An Advisory Director, shall have such powers and duties as may be determined by the Board, provided, that the Board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

          Section 3.3. EXECUTIVE COMMITTEE. The Board may appoint an Executive Committee which shall consist of at least three Directors and which shall have, and may exercise, all of the powers of the Board between meetings of the Board or otherwise when the Board is not meeting.

          Section 3.4. MEETINGS, MINUTES. Committees and Boards appointed by the Board shall meet as may be appropriate in consideration of the purpose of such Committee or Board. Minutes of such meetings shall be maintained in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other details of such meetings need not be reported.


                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

          Section 4.1. CHAIRPERSON OF THE BOARD. The Board may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. The Chairman shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the Board.


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          Section 4.2.  PRESIDENT.  The Board of Directors shall appoint one of its members to be President of the Association. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the Board of Directors.

          Section 4.3. COMMUNITY BANK PRESIDENTS. Community Bank Presidents shall have general authority over and be responsible for the business of the respective Community Banks to which they may be assigned and shall exercise such powers and perform such duties with respect thereto as may from time to time be prescribed by the Board of Directors.

          Section 4.4. SENIOR VICE PRESIDENT AND VICE PRESIDENT. The Board of Directors may appoint one or more Senior Vice Presidents and one or more Vice Presidents who shall have such powers and duties as may be assigned by the Board. A Senior Vice President or, if no Senior Vice President shall have been appointed, one Vice President shall be designated by the Board to preside at any meeting of the Board in the absence of both the Chairman and President.

          Section 4.5. SECRETARY. The Board of Directors shall appoint a Secretary, Cashier or other designated officer who shall be Secretary of the Board of Directors and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board.

          Section 4.6. OTHER OFFICERS. The Board of Directors may appoint, and may authorize the President to appoint, such other officers as from time to time may appear to the Board or the President to be required or desirable to transact
the business of the Association.     Such officers shall exercise such powers
and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Board or the President.

          Section 4.7. TENURE OF OFFICE. The President and all other officers shall hold office for the current year for which the Board was elected, unless the officer shall resign, become disqualified, or be removed, and any vacancy occurring in the office of President shall be filled promptly by the Board.

          With the exception of the Senior Vice President, Vice President and Secretary, any officer elected by the Board or appointed by the President may be removed at any time, with or without cause, by the affirmative vote of the majority of the Board or by the President.


                                    ARTICLE V

                          STOCK AND STOCK CERTIFICATES

          Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.


                                   ARTICLE VI


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                                 CORPORATE SEAL

          The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                  (Impression)
                                      (of)
                                     (Seal)


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

          Section 7.1. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Association by the President and such other officers as the President may direct. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the Association in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Section 7.1 are supplementary to any other provision of these Bylaws.

          Section 7.2. RECORDS. The Articles of Association, the Bylaws, and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the secretary or other officer appointed to act as Secretary of the meeting.

          Section 7.3. NOTICE. Whenever notice is required by the Articles of Association, these Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30, nor less than 10, days prior to the event for which notice is given.


                                  ARTICLE VIII

                                   AMENDMENTS

          The Bylaws may be amended, altered, or repealed, at any regular meeting of the Board, by a vote of a majority of the total number of the Directors.


                                   ARTICLE IX

                                TRUST DEPARTMENT

          Section 9.1. TRUST DIVISION. There shall be a division of the Association known as the Trust Division which shall perform the fiduciary responsibilities of the Association.


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          Section 9.2.  TRUST DIVISION EXECUTIVE OFFICER.  There shall be at least one officer of this Association who shall carry such title as designated by the Board of Directors. Such officer shall be responsible to the Chairman or President for the management of the Trust Division and the discharge of the executive duties relating to the Trust Division including, but not limited to, the following:

          (a) Responsibility for the overall supervision of the Division including officers; assignment of duties within the division; supervision and responsibility for the personnel of all detail operations in connection with the handling of trust accounts, including the keeping of appropriate records and ticklers to insure prompt distribution to beneficiaries of fiduciary accounts, and payment of taxes, insurance and other debts of accounts under administration in the Trust Division.

          (b) General supervision of bookkeepers, clerks, stenographers, typists, tellers and vault attendants, as well as the Trust Division files.

          (c) General supervision over the overall administration of accounts in the Trust Division.

          (d) Submission to the Chairman or President of the Association, for the determination of matters relating to policy of the Trust Division.

          (e) Correlate with other trust administrative officers working under this officer's general supervision plans for administering Trust Division accounts.

          (f) Responsibility for the submission of all accounts of Trust Division activities, personnel problems and earnings to the Chairman or President of the Association, and through him to its Board of Directors.

          (g) As executive officer in charge of the Trust Division such officer shall receive reports from other officers in the Trust Division for transmittal, in appropriate cases, to the Chairman or President, and to the Board of Directors.

          (h) As chief supervising officer of the Trust Division, such officer shall recommend changes, division promotions and compensation for the officers and employees employed in the Trust Division, to the Chairman or President of the Association. The services of no officer in the Trust Division shall be terminated unless first approved by the Chairman or President of the Association.

          (i) Primary responsibility for the preparation of trust investment reviews and analyses, and the execution of purchases and sales of securities, and other assets.

          (j) Power and authority, as well as the duty and responsibility, of designating those employees and officers who shall handle and discharge specific duties, and if absent or incapacitated, the Chairman or President of the Association, shall designate a substitute to perform and discharge these duties and responsibilities, with such limitations as may be prescribed.

          Section 9.3. OTHER OFFICERS. The Board of Directors may appoint other officers of the Trust Division as it may deem necessary, with such duties as may be assigned. Such additional officers shall receive such titles as may be from time to time designated by the Board of Directors.

          The Executive Officer or any Trust Officer of the Trust Division shall have the power to sell any and all real estate or interest therein, and personal property, including but not limited to, notes, stocks, bonds and other securities of every description at any time held by this Association as Trustee, executor or in any other fiduciary capacity under any will, inter vivos trust or other instrument of whatever character under which the Association is acting, where the Association as Trustee is given the power sought to be exercised; and shall have the power to make and execute deeds of conveyance, leases, unitization


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agreements, transfer and division orders, releases, assignments, bills of sale and other instruments in the name of the Association as Trustee, executor or in the fiduciary capacity in which the Association is acting.

          Any Trust Officer assigned to duties in the Trust Division may accept fiduciary accounts on behalf of the Association, make discretionary distributions of income or corpus and distribute corpus and income of trust accounts to authorized beneficiaries upon the termination, closing or relinquishment of fiduciary accounts. When any such Trust Officer takes action under the aforesaid authority, such officer shall make proper notes and minutes of such action or actions and include the minutes and notes of such action or actions in the permanent record book of the Trust Committee of the Association, which permanent record book is made available for perusal by the members of the Trust Investment Committee at its regular meetings.

          Section 9.4. TRUST AUDIT COMMITTEE. There shall be a Trust Audit Committee comprised of three people. Two of the members will be Board directors that do not have managerial authority over Trust and the third member will be a First Bank System officer with experience in accounting and finance.

          Section 9.5. TRUST INVESTMENT COMMITTEE. The Board of Directors shall appoint a Trust Investment Committee consisting of not less than four
(4) Officers of the Association. The Trust Investment Committee: (1) shall approve the investment, retention and disposal of trust assets in all trust accounts; (2) shall at least once during each period of twelve months review the assets held in or for each fiduciary account to determine their safety and current value and the advisability of retaining or disposing of such assets; (3) shall perform such other duties or functions as the Board may direct; (4) shall meet at such time as it may designate, keep minutes of all its meetings including reports of all accounts reviewed and the disposition made of all matters considered; and, (5) shall make regular reports to the Board in such form as the Board shall require.